EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-43913, 333-33583, 333-40866, 333-101137, and 333-91714 of Nanometrics
Incorporated on Form S-8 of our report dated February 13, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets), appearing in this Annual Report on Form 10-K of Nanometrics Incorporated for the year ended December 31, 2002.


Deloitte & Touche LLP
San Jose, California
March 24, 2003